EXHIBIT 99.2



                      BANANA BOAT HOLDING CORPORATION

                Unaudited Consolidated Financial Statements

                             September 30, 1995

                      BANANA BOAT HOLDING CORPORATION

            INDEX TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


                                                                     PAGE


Consolidated Balance Sheet as of September 30, 1995                   3

Consolidated Statement of Operations for the nine month period        4
     ended September 30, 1995

Consolidated Statement of Cash Flows for the nine month period        5
     ended September 30, 1995

Notes to Consolidated Financial Statements                         6-14

                                     BANANA BOAT HOLDING CORPORATION

                                        CONSOLIDATED BALANCE SHEET
                                        (Unaudited, In Thousands)

                                                                            September 30,
                                                                                 1995
                                                                            -------------
                     ASSETS
Current Assets:
    Cash                                                                       $   676
    Receivables, less allowance for doubtful accounts                            9,918
    Inventories                                                                  6,932
    Current deferred income taxes                                                  113
    Other current assets                                                           857
                                                                               -------
          Total current assets                                                  18,496

Property, plant and equipment, net                                               1,692
Intangible assets, net:
    Excess of cost over net assets of acquired businesses                       17,640
    Proprietary formulas, patents and other                                     27,423
    Deferred financing costs                                                       843
Deferred income taxes                                                            4,480
Notes receivable                                                                 1,135
                                                                               -------
          Total assets                                                         $71,709
                                                                               =======

              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable and accrued expenses                                      $13,952
    Current maturities of long-term debt                                         6,583
                                                                               -------
          Total current liabilities                                             20,535

Long-term debt                                                                  29,730
                                                                               -------
          Total liabilities                                                     50,265
                                                                               -------
Stockholders' equity:
    Common stock, $.01 par value; 250,000 shares authorized,
    100,000 shares issued and outstanding                                            1
    Additional paid-in capital                                                  22,499
    Retained earnings (deficit)                                                 (1,056)
                                                                               -------
          Total stockholders' equity                                            21,444
                                                                               -------
          Total liabilities and stockholders' equity                           $71,709
                                                                               =======


                              See notes to consolidated financial statements.

                            BANANA BOAT HOLDING CORPORATION

                         CONSOLIDATED STATEMENT OF OPERATIONS
                      (Unaudited, In Thousands except share data)





                                                        Nine Months Ended
                                                        September 30, 1995
                                                        ------------------

   Net sales                                                  $38,341
   Cost of sales                                               23,716
                                                              -------

           Gross profit                                        14,625

   Operating expenses:
           Selling, marketing and advertising                   2,319
           Administrative and distribution                      2,357
           Amortization of intangibles                          3,255
                                                              -------

           Total operating expenses                             7,931
                                                              -------

           Operating earnings                                   6,694

   Interest expense                                             4,038
                                                              -------
           Earnings before income taxes                         2,656

   Income tax expense                                           1,036
                                                              -------

           Net earnings                                         1,620

   Retained earnings (deficit), beginning of period            (2,676)
                                                              -------
   Retained earnings (deficit), end of period                 $(1,056)
                                                              =======
   Earnings per share                                         $ 16.20
                                                              =======







                  See notes to consolidated financial statements.

                                 BANANA BOAT HOLDING CORPORATION

                              CONSOLIDATED STATEMENT OF CASH FLOWS
                                    (Unaudited, In Thousands)

                                                                           Nine Months Ended
                                                                           September 30, 1995
                                                                           ------------------

   Cash flows provided from operations:
        Net income                                                             $     1,620
        Non-cash items included in earnings:
            Amortization of intangibles                                              3,255
            Amortization of deferred financing costs                                   289
            Depreciation/write-off of property, plant, and equipment                   208
            Deferred taxes                                                             988
        Changes in assets/liabilities
            Increase in receivables                                                 (2,802)
            Decrease in inventories                                                 12,555
            Decrease in other current assets                                           248
            Increase in other assets                                                  (204)
            Decrease in accounts payable and accrued expenses                       (6,136)
            Decrease in accrued interest                                              (834)
                                                                               ------------

        Net cash provided from operations                                            9,187
                                                                               -----------

   Cash flows used for investing activities:
        Purchases of property, plant and equipment                                     (53)
                                                                               -----------

        Net cash used for investing activities                                         (53)
                                                                               -----------
   Cash flows used for financing activities:
        Repayments under working capital facilities                                 (5,500)
        Payments of long-term debt                                                  (4,937)
                                                                               -----------

        Net cash used for financing activities                                     (10,437)
                                                                               -----------
        Decrease in cash                                                            (1,303)
        Cash at beginning of period                                                  1,979
                                                                               -----------

        Cash at end of period                                                  $       676
                                                                               ===========
   Supplemental disclosures of cash flow information
        Cash paid during the period for:

             Interest                                                          $     4,583
                                                                               ===========
             Income taxes                                                      $        -
                                                                               ===========

                    See notes to consolidated financial statements.

                      BANANA BOAT HOLDING CORPORATION
           NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1995



1. The Company

   In December 1992, Banana Boat Holding Corporation ("Banana Boat") and its wholly owned subsidiary, Sun Pharmaceuticals Corp. ("Sun" and, together with Banana Boat, the "Company") were organized by an investor group consisting of Thomas H. Lee Equity Partners, L.P. and other employees and affiliates of the Thomas H. Lee Company (collectively the "Lee Investors") for the sole purpose of effecting the acquisition of the assets and the assumption of certain liabilities of Sun Pharmaceuticals, Ltd.'s ("SPL") business (the "SPL Acquisition").

   Banana Boat is a holding company and its only asset is an investment in Sun, the operating company. Therefore, all references to the Company refer to the activities of the consolidated companies. The Company manufactures and markets a line of sun and skin care products in the United States and abroad under the tradename Banana Boat(R).

   On October 31, 1995, Playtex Products, Inc., a Delaware corporation ("Playtex"), and BBA Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Playtex, acquired all issued and outstanding common shares, not previously owned by Playtex, of Banana Boat Holding Corporation ("BBH") (the "BBH Acquisition"). The BBH Acquisition was pursuant to an agreement and plan of merger dated October 17, 1995.

2. Seasonality of Business

   The sun and skin care business is highly seasonal in nature. The results from operations for the nine month period ended September 30, 1995 are not necessarily indicative of results of operations for a full fiscal year.

3. Summary of Significant Accounting Policies

   Principles of Consolidation

   The consolidated financial statements include the accounts of Banana Boat and its wholly owned subsidiary, Sun. All significant intercompany balances have been eliminated.

   Inventories

   Inventories are stated at the lower of cost (first in, first out method) or market. Inventory costs include material, labor and manufacturing overhead.

   Property, Plant and Equipment, Net

   Property, plant and equipment are stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the applicable assets, ranging from 3 to 10 years. Repairs and maintenance are expensed; renewals, and betterments are capitalized.

                      BANANA BOAT HOLDING CORPORATION
           NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1995



   Intangible Assets

   Amortization of proprietary formulas, patents and other intangible assets is provided on the straight-line method over their estimated useful lives which range from 1 to 40 years. Excess of cost over net assets of acquired businesses ("Excess Cost") were amortized on the straight-line method over the expected periods to be benefitted, not to exceed 40 years. The Company assesses the recoverability of these intangible assets on a systematic basis by determining whether the amortization of the intangible assets over their remaining life can be recovered through projected future operating results.

   Deferred Financing Costs

   Fees and expenses relating to debt issuance costs were classified as deferred financing costs and were amortized, under the interest method, over the average life of the related debt (ranging from 5 to 10 years).
   As a result of the BBH Acquisition, BBH's deferred financing was subsequently written off.

   Earnings Per Share

   Earnings per share are net earnings divided by the weighted average number of common shares (100,000 at September 30, 1995) issued and outstanding for the period. Per share data does not assume the exercise of the warrants and stock options outstanding.

4. Acquisition of Distributors

   In March 1995, Sun renegotiated the Distribution Agreement with the Hawaii Distributor. The agreement extended the term for 5 years through December 31, 1999 at which time Sun would own the distribution rights.

5. Distribution Agreement

   In December 1992, Playtex Products, Inc. ("Playtex"), a company in which certain Lee Investors are stockholders and in which certain Lee Investors are directors, and a party to the original investor group, acquired a 22% common equity interest (17.5% on a fully diluted basis) in Banana Boat and an option to acquire the remaining common equity of Banana Boat at a formula price. Concurrent with its' acquisition of the equity interest in Banana Boat, Playtex entered into a distribution agreement (the "Distribution Agreement") with Sun, pursuant to which Playtex became the exclusive distributor of Banana Boat products in all areas that the Company has been able to repurchase distribution rights from its existing distributors at the time of the SPL Acquisition. Effective November 1993, Playtex began distributing Banana Boat products in the territories where the distribution rights had been acquired. At September 30, 1995, the Company had acquired distribution rights representing approximately 80% and 100% of Banana Boat sales in the United States and Canada, respectively.

                      BANANA BOAT HOLDING CORPORATION

           NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1995



   Under the terms of the Distribution Agreement, Sun manufactures the products, establishes marketing plans, and develops new products. Playtex purchases and resells these products, at a distribution margin, using its own sales and distribution facilities and also provides operational and administrative support to Sun. Playtex is subject to minimum purchase requirements and minimum advertising and promotion commitments.

   Sale of Banana Boat products to Playtex amounted to $30.0 million for the nine month period ended September 30, 1995. Receivables include amounts due from Playtex of $4.8 million at September 30, 1995. Accrued expenses include amounts due to Playtex of $11.5 million at September 30, 1995.

   In connection with the BBH Acquisition, the Distribution Agreement was subsequently cancelled.

6. Balance Sheet Components

   The components of certain balance sheet accounts are as follows (in thousands):

                                                               September 30,
                                                                    1995
                                                               ------------
   Accounts Receivable
          Gross                                                 $  10,194
          Less allowance for doubtful accounts                       (276)
                                                                ---------
                  Net                                           $   9,918
                                                                =========
   Inventories:
          Raw materials/packaging                               $   3,118
          Finished goods                                            3,814
                                                                ---------
                  Total                                         $   6,932
                                                                =========
   Property, plant and equipment, net:
          Machinery, equipment, furniture and fixtures          $   2,303
          Less accumulated depreciation                              (611)
                                                                ---------
                  Net                                           $   1,692
                                                                =========
   Excess cost:
          Cost                                                  $  18,962
          Less accumulated amortization                            (1,322)
                                                                ---------
                  Net                                           $  17,640
                                                                =========
   Proprietary formulas, patents and other:
          Gross                                                 $  38,269
          Less accumulated amortization                           (10,846)
                                                                ---------
                  Net                                           $  27,423
                                                                =========

                      BANANA BOAT HOLDING CORPORATION

           NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                            September 30, 1995



                                                              September 30,
                                                                  1995
                                                              ------------
Deferred financing costs:
       Gross                                                    $   2,746
       Less accumulated amortization                               (1,903)
                                                                ---------
          Net                                                   $     843
                                                                =========

Accounts payable and accrued expenses:
       Accounts payable                                         $     968
       Due to Playtex                                              11,451
       Interest                                                        21
       Advertising and sales promotion                                282
       Employee compensation and benefits                              65
       Other                                                        1,165
                                                                ---------
          Total                                                 $  13,952
                                                                =========

Long-Term Debt

Long-term debt consists of the following (in thousands):
                                                              September 30,
                                                                   1995
                                                              -------------
Credit Agreement:
       Working Capital Facility                                 $   5,646
       Term Loan Facility                                          13,167

12-1/2% Subordinated Notes due 2002                                17,500
                                                                ---------
                                                                   36,313
Less current maturities                                            (6,583)
                                                                ---------
Total long-term debt                                            $  29,730
                                                                =========

                      BANANA BOAT HOLDING CORPORATION

           NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1995



    At September 30, 1995, the Company's principal bank financing (the "Credit Agreement") consisted of a Term Loan Facility and a Working Capital Facility which provided for borrowings of $19,750,000 and of up to $20,000,000, respectively, with a maturity date of December 17, 1997. The rate of interest on borrowings under the Credit Agreement was, at the Company's option, a function of various alternative short-term borrowing rates, as defined in the Credit Agreement. The interest rate for the Term Loan Facility was 10.5% at September 30, 1995. The interest rate for the Working Capital Facility was 10.25% on September 30, 1995. The average rate paid on the Term Loan was 9.30% for the nine month period ended September 30, 1995. The average rate paid on Working Capital borrowings was 9.0% for the nine months ended September 30, 1995. The Term Loan Facility provided for quarterly repayment of principal of $1,645,833.

    The Credit Agreement also provided for mandatory reduction of the outstanding commitment after the end of each fiscal year based upon an Excess Cash Flow formula, as defined in the Credit Agreement. Based on this formula, there were no required reductions for nine month period ended September 30, 1995 in the outstanding commitment. Quarterly commitment fees of 1/2 of 1% per annum on the unused portion of the commitment and an agency fee of $65,000 per annum were also required. At September 30, 1995, unused lines of credit under the Working Capital Facility amounted to $16,000,000.

    Although the Company's outstanding obligations under the Credit Agreement bear interest at floating rates, the Credit Agreement required the Company to enter into interest rate protection agreements such that for the period through May 5, 1995, at least 40% of its outstanding indebtedness at December 17, 1992 carry interest at fixed rates. On May 4, 1993, the Company entered into an interest cap agreement which entitles the Company to receive from the counterparty, on a quarterly basis the product of $18.4 million times the amount, if any, by which the 90 day LIBOR exceeds 6.0%. Net receipts or payments under the cap agreement are recognized as an adjustment to interest expense.

    The provisions of the Credit Agreement required the Company to meet certain financial covenants and ratios and also include limitations or restrictions on: new indebtedness and liens; major acquisitions or mergers; capital expenditures; disposition of assets; certain dividends and other distributions; and prepayment and modification of all indebtedness or equity capitalization. The Subordinated Notes contain certain similar restrictions and requirements. Under the terms of the Credit Agreement and the Subordinated Notes, payment of cash dividends on the common stock of the Company is restricted.

                      BANANA BOAT HOLDING CORPORATION

           NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1995


    On December 3, 1992, in connection with the SPL Acquisition, the Company issued $17,500,000 aggregate principal amount of 12-1/2% Subordinated Notes due 2002 (the "Subordinated Notes"). Interest on the Subordinated Notes accrued at an annual rate of 12-1/2% and is payable on each March 31, June 30, September 30 and December 31. At September 30, 1995, the Subordinated Notes were owned by entities advised by affiliates of the Lee Investors.

    Aggregate minimum annual maturities on the long term debt, were (in thousands): $6,583 in fiscal 1995, $6,583 in fiscal 1996, $16,084 in fiscal 1997, and $17,500 in fiscal 2002.

    As a result of the BBH Acquisition, all of BBH's long-term debt, working capital facilities and accrued interest were subsequently paid off in full.

8.  Common Stock

    In connection with the SPL Acquisition, the Company granted to the holders of the Subordinated Notes, warrants to purchase 15,663 shares of common stock, at a price of $225.00 per share, representing the fair market value of such shares at the time of the grant. The warrants are exercisable at any time on or prior to December 3, 2002.

    Additionally, in connection with the execution of the Credit Agreement, the Company granted to the participating banks, warrants to purchase 4,819 shares of common stock, at a price of $225.00 per share, representing the fair market value of such shares at the time of the grant. The warrants are exercisable at any time on or prior to December 17, 2002.

    Effective in 1993, the Company established a management stock option plan which provides for the grant of options to purchase common stock of the Company by certain key employees. The maximum number of shares to be granted under this plan is 6,341 shares, representing 5% of the Company's common stock on a fully diluted basis. Options vest over a five year period. The sale of the Company before 5 years from the date of grant would accelerate the vesting to 100%. As of September 30, 1995, the Company has issued options to purchase an aggregate of 2,250 shares of common stock at $225.00 per share.

9.  Income Taxes

    Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109") requires an asset and liability approach for financial accounting and reporting for income taxes. The provision for income taxes is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to amounts which are more likely than not to be realized.

                          BANANA BOAT HOLDING CORPORATION

               NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                September 30, 1995



  The Company's provision for income taxes for the nine months ended September 30, 1995 is as follows (in thousands):


                                                            Nine Months Ended
                                                            September 30, 1995
                                                            ------------------
  Current:
     Federal                                                     $    --
     State and local                                                  --
     Foreign                                                          48
                                                                 -------
                                                                      48
                                                                 -------
  Deferred:
     Federal                                                         838
     State and local                                                 150
                                                                 -------
                                                                     988
                                                                 -------

     Total                                                       $ 1,036
                                                                 =======

  Taxable and deductible temporary differences and tax operating loss carryforwards which give rise to the Company's deferred tax assets and liabilities at September 30, 1995 are as follows (in thousands):


                                                              September 30,
                                                                  1995
                                                              -------------
  ASSETS:

  Net operating loss carryforward                                $ 3,934
  Allowances and reserves not currently deductible                   113
  Acquired intangible assets                                         826
                                                                 -------

  Total deferred tax assets                                      $ 4,873
                                                                 =======
  LIABILITIES:

  Plant, property and equipment                                  $   280
                                                                 -------

  Total deferred tax liabilities                                 $   280
                                                                 =======

                      BANANA BOAT HOLDING CORPORATION

           NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1995



    The Company expected to have sufficient taxable income in future years to fully realize all deferred tax assets. Accordingly, no valuation allowance account was established.

    The Company's tax provision differed from the amount computed using the federal statutory rate of 35% as follows (in thousands):

                                                    Nine Months Ended
                                                   September 30, 1995
                                                   ------------------
    Expected federal income tax
     at statutory rate                                  $     930
    State and local income taxes                               98
    Amortization of non-deductible excess cost                 40
    Other                                                     (32)
                                                        ---------
    Total provision for income taxes                    $   1,036
                                                        =========

    At September 30, 1995, the Company had net operating losses for regular and alternative minimum tax purposes of $10.4 million and $9.8 million, respectively, which are available to offset future federal taxable income through 2009.

10. Related Party Transactions

    The Company and Thomas H. Lee Company (the "Consultant") had entered into a management agreement, providing for the performance by the Consultant of certain consulting and management services for the Company. The Company has paid the Consultant $135,000 plus reimbursement of expenses pursuant to such management agreement for the nine months ended September 30, 1995.

    As a result of the BBH Acquisition, the management agreement with the consultant was subsequently cancelled.

11. Business and Credit Concentrations

    Prior to November 1993, the majority of the Company's customers consisted of distributors located throughout the United States. Effective November 1993, pursuant to the Distribution Agreement (See Note 5), Playtex began distributing Banana Boat products in the territories where distribution rights had been acquired from the then existing distributors. Sales to Playtex as a percentage of total sales for the nine month period ended September 30, 1995 was approximately 90.0%. Moreover, as a result of the Distribution Agreement, the Company was extremely dependent upon Playtex (a highly leveraged company) for its operations. Nonetheless, the Company, based upon Playtex's past experiences, anticipates that the highly leveraged position of Playtex should have no adverse effect on the financial position, results of operations or cash flows of the Company.

                      BANANA BOAT HOLDING CORPORATION

           NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1995



12. Disclosure about the Fair Value of Financial Instruments.

    Cash, Receivables, Accounts Payable, Income Taxes and Accrued Expenses

    The carrying amount approximates fair value because of the short-term maturity of these instruments.

    Credit Agreement

    The carrying amount approximates fair value because the rate of interest on borrowings under the Credit Agreement fluctuates with interest rate indices as defined in the Credit Agreement.

    Long-term Debt

    The fair value of the Subordinated Notes was estimated at $17.5 million at September 30, 1995, based upon current prices for similar instruments. These securities are held by entities advised by affiliates of the Lee Investors, and there is no public market information available.

    Other Financial Instruments

    The estimated fair value of the Company's other financial instruments are summarized as follows (in thousands):

                                                    September 30, 1995
                                             -------------------------------
                                                   Carrying    Estimated
                                                   Amount      Fair Value
                                                   ------      ----------
              Notes receivable                      $ 934        $ 859

    The fair values are based on the amount of future cash flows associated with these instruments discounted using the Company's borrowing rate for similar instruments.

13. Commitments and Contingent Liabilities

    The Company is obligated under operating leases for substantially all of its warehouse and distribution space that expire periodically through May of 1997. Rent expense for the nine month period ended September 30, 1995 was approximately $424,000.

    In the opinion of management, there are no claims, commitments, guarantees or litigation pending to which the Company is a party which would have a materially adverse effect on it's consolidated financial position, results of operations or cash flows.